UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2021 (May 26, 2021)

Howard Bancorp, Inc.
(Exact name of registrant as specified in charter)

Maryland	001-35489	20-3735949
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3301 Boston Street Baltimore, Maryland		21224
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (410) 750-0020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HBMD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07                          Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on May 26, 2021.  At the annual meeting, the stockholders voted on three proposals, as noted below and described in the Company’s 2021 Proxy Statement.  Following is a tabulation of the votes with respect to each proposal.

Proposal 1

To elect (i) four Class I directors to serve for a three-year term expiring at the annual meeting of stockholders in 2024 and until his or her successor is duly elected and qualified; and (ii) one Class III director to serve for a two-year term expiring at the annual meeting of stockholders in 2023 and until her successor is duly elected and qualified.

	Votes Cast
Class I Directors	For	Withheld	Broker Non-Votes
Howard Feinglass	13,152,937	229,483	3,043,328
John J. Keenan	11,285,162	2,097,258	3,043,328
Robert D. Kunisch, Jr	12,782,965	599,455	3,043,328
Thomas P. O’Neill	13,163,942	218,478	3,043,328

Class III Director
Linda Singh	13,292,535	89,885	3,043,328

Proposal 2

To approve, on a non-binding advisory basis, the compensation of our named executive officers.

Votes Cast
For	Against	Abstain	Broker Non-Votes
12,487,530	387,348	507,542	3,043,328

Proposal 3

To ratify the appointment of Dixon Hughes Goodman LLP as our independent registered public accounting firm for 2021.

Votes Cast
For	Against	Abstain	Broker Non-Votes
15,590,493	31,789	443,466	0

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOWARD BANCORP, INC.

Dated: June 2, 2021

	By:	/s/ Mary Ann Scully
Name: Mary Ann Scully Title: Chief Executive Officer